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                                                                     EXHIBIT 5.1

                                  June 30, 2000



Rainbow Rentals, Inc.
3711 Starr Centre Drive
Canfield, OH 44406

Ladies and Gentlemen:

        In connection with the filing by Rainbow Rentals, Inc. (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities
Act"),  of a Registration Statement on Form S-8 (the  "Registration
Statement") with respect to a maximum of 200,000 shares of Common Stock, without par value (the "Shares") of the Company issuable under the Rainbow Rentals, Inc. 401(k) Profit Sharing Plan (the "Plan"), and the participation interests to be offered or sold under the Plan, we have examined the following:

                          1. The Certificate of Incorporation of the Company, as
             amended, and the Code of Regulations of the Company, as amended, each as currently in effect;

                          2. The  records relating to the organization of the
             Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                          3. The  Registration Statement on Form S-8 (including
             Exhibits thereto); and

                          4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.



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     Based upon that examination, we are of the opinion that:

        A. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio.

        B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

        We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the use of our name therein.

                           Very truly yours,


                           /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                           -------------------------------------------------
                           KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.

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